Exhibit 1

The Westpac Group IT & Productivity Update 8 October 2010 Westpac Banking Corporation ABN 33 007 457 141 The Westpac Group IT & Productivity Update Gail Kelly Chief Executive Officer Westpac Banking Corporation ABN 33 007 457 141

Setting the scene Entering third year of our customer focused strategy Transformation agenda well underway GFC and merger have served to sharpen our focus on - Customer segments and multi-brand strategies Prioritising proprietary distribution channels - Enhancing deposit gathering - Strengthening technology - Streamlining operations 3 The Westpac Group IT & Productivity Update – October 2010 Six strategic areas of focus Objective Area of focus Customers Earn all of our customers’ Grow products per customer, particularly deposits and wealth business Tighter relationship focus on key segments Distribution Deliver locally empowered businesses Build on local model and capture value from investment to date Clearly differentiated brands offering customer choice Operations Transform service delivery Reengineer and simplify processes One set of operations supporting multiple brands Transform capability & Further enhance systems stability/reliability Technology reduce complexity Implement the strategic technology and investment priorities People Drive one team approach Further build on superior staff engagement Drive high performance culture and accountability Balance sheet Continue improving balance sheet quality Continue to strengthen funding mix Meet new regulatory requirements 4 The Westpac Group IT & Productivity Update – October 2010

This presentation’s focus Technology strategic investment Address legacy technology issues Transform platform for multi-brand organisation investment priorities (SIPs) Support customer orientated strategy Productivity program Program focused on immediate efficiency and revenue uplift Ensure full return from investments already made Drive best practice sharing and create common processes Financial SIPs investment of $2bn over 5 years (2010 – 2014) impact Productivity program to offset additional investment Maintain Westpac’s efficiency advantage 5 The Westpac Group IT & Productivity Update – October 2010 Programs build on significant work already completed Technology strategy and New technology division & team. Governance & reliability program Technology capability and reliability Merger technology priorities implementation plan IT strategy aligned to business strategy Includes: single GL, connectivity, single HR & One ADI Benefits largely achieved Prioritised program Merger benefits SIPs program (spent $500m in 2010) Productivity program of work flowing from technology strategy and roadmap Dedicated productivity program leveraging multi-brand 6 The Westpac Group IT & Productivity Update – October 2010

The Westpac Group IT & Productivity Update Bob McKinnon Group Executive, Technology Westpac Banking Corporation ABN 33 007 457 141 Technology plans aligned to multi-brand customer centric strategy Service improvement Strengthened technology leadership team and governance Enhanced reliability of systems for customers Implemented new project and change management disciplines Develop Developed technology strategy and roadmap with implementation underway Enhanced management of strategic supplier relationships Continued investment to enhance reliability Strong initial merger related work to connect and consolidate Invest several systems Strategic technology and investment priorities 8 The Westpac Group IT & Productivity Update – October 2010

Significantly improved reliability of systems

Two areas of focus

- Infrastructure and systems
  - Upgraded infrastructure and systems supporting customers, including branch and call centre hardware and online infrastructure
- Service management processes
  - Established a dedicated team to reengineer key service management processes
  - Created a National Operations Centre to monitor the health of our technology environment, oversee change and respond to incidents

Westpac severity 1 incidents (number per month)



40
35
30
25
20
15
10
5
0
Oct-07
Mar-08
Aug-08
Jan-09
Jun-09
Nov-09
Apr-10
Sep-10

The Westpac Group IT & Productivity Update – October 2010 9

Developed technology strategy and implementation plan

Four strategic themes	
1. Simplified, innovative customer touch-points 2. Enterprise-wide shared services and capability reuse	3. Agile and efficient product systems 4. Simplified and robust infrastructure

Supported by key principles	
▪ Customer-centric multi-brand platforms ▪ Leverage the merger, maximising asset reuse ▪ Pragmatic and modular, fit for business purpose and doable	▪ Reduce complexity ▪ Designed for security, reliability, scalability, flexibility and sustainability ▪ Deliver sustainable benefits

The Westpac Group IT & Productivity Update – October 2010 10

Strong initial merger related work FY09-FY10

- Integrated St.George and Westpac head office, operations and technology teams
- Connected people and infrastructure – collaboration tools, networks, ATMs, switches
- One General Ledger using Westpac General Ledger
- One human resources/payroll system based on St.George's Peoplexpress
- Basel II advanced accreditation for St.George including consolidation of risk reporting
- Updated systems required to move to single Authorised Deposit-taking Institution (one ADI)
- BT Super for Life and insurance products now available through St.George

The Westpac Group IT & Productivity Update – October 2010
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THE Westpac GROUP

15 SIPs programs

Strategic theme	Programs	Description
Simplified, innovative customer touch points	New online platform	Integrated online banking platform for retail, business and corporate customers
	BankSMART	New sales and service platform for tellers and call centres
Enterprise wide shared services	Enterprise middleware services	New middleware technology to simplify system-to-system linkages
	Customer master file	New technology aggregating customer data across multiple brands
	Customer information mgt	Integrated customer information management and approach
Agile and efficient product systems	Deposit growth	Products and systems to support deposit growth
	Collections systems	Integrated collections case handling system across brands
	Payments transformation	Enterprise-wide payments platform and switch
	Credit card consolidation	Single, integrated card processing platform
	Wealth management	One workbench for advice with market leading equities capabilities
	Secured lending	Single, integrated mortgage origination and servicing platform
	Platform migration	Migrate Westpac deposit products to upgraded Hogan platform
Simplified and robust infrastructure	Data centres	Consolidation and upgrade of data centres
	Perimeter security	New system perimeter security to enhance the protection of technology environment
	Testing	Enhanced testing and release management for new software and hardware

The Westpac Group IT & Productivity Update – October 2010
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THE Westpac GROUP

SIPs supported by enhanced governance framework

- Established a Board Technology Committee in December 2008 providing a strong governance framework and increased rigour around deliverables
- A Group Executive is accountable for each Program/Project's costs and benefits
- A dedicated General Manager accountable for portfolio management, including overall implementation, scheduling, reporting, budget and benefits
- Individual programs modular and appropriately sized to manage delivery risk and realisation of benefits


Board Technology Committee
Group Executives
SIPs Portfolio
SIPs Programs

The Westpac Group IT & Productivity Update – October 2010
13

SIPs deliver simplified, innovative customer touch-points

Program	Delivery		Benefits
	What	When	What
New online platform	A single new online banking platform for retail, business and corporate customers ▪ Provides customers with a higher quality and faster service through multiple devices, particularly emerging mobile technologies ▪ Can also be customised by customers	From FY12	▪ Various existing platforms decommissioned ▪ Faster, lower cost product development cycle ▪ Revenue opportunity through online cross sell ▪ World-class customer experience ▪ Enhanced security and availability
BankSMART	New sales and service platform for tellers and call centres ▪ New call centre platform (upgraded St.George 'Unity' platform) ▪ New Westpac teller platform (utilising St.George 'Spider' platform) ▪ Upgraded IP telephony in branches ▪ Online digital signatures and account authorities for Westpac RBB	From FY12	▪ One system across brands and channels minimises technical support costs ▪ Easier to use system enables more time spent with customers ▪ Benefit from reuse of existing systems and processes, leveraging the merger ▪ System is scalable across brands ▪ Scale economies in training and change management

The Westpac Group IT & Productivity Update – October 2010
14

Case Study 1: New online platform - taking it to the next level Development of a new online platform supporting more than 2 million active customers across multiple brands and all divisions using leading edge technology. To be implemented in Westpac RBB first and then progressively rolled out across corporate and business customers and multiple brands Platform puts customers in control Manage personal and business finances on the one site (banking, wealth and broking) Allows customers to access their banking how they want (PC, mobile and emerging mobile technologies) Access to enhanced features and new services Improves the ability of customers to better manage their banking by linking their financial relationships Benefits Customer retention: active online customers are twice as likely to remain with us Increased revenue: through meeting more customer needs Speed to market: deliver new online products more quickly and cost effectively Lower cost: reduced maintenance, support and development costs Multi-brand: multi-segment/multi-brand platform using world class technology Best in class: Platform vendor a world leader in online banking and customer experience 15 The Westpac Group IT & Productivity Update – October 2010 Case study 2: BankSMART a new sales and service desk top Program to deliver A new customer-centric desktop for Westpac call centres called ‘Unity’ covering over 1,500 people Replacing the Westpac teller platform with the ‘Spider’ teller desktop from St. George Removal of deposit slips for cash deposits in Westpac RBB A new IP phone system across more than 800 Westpac RBB branches and business centres Converting 5 million paper-based signatures to digital signatures Benefits Simplified, streamlined customer-centric approach across multiple brands New call centre desktop reduces complexity and training by aggregating 45 applications into one and delivering a 20% reduction in call handling time New teller application - Increases lead generation by up to 20% - Reduces costs through shorter queues and the elimination of 2 million paper forms per year Single integrated desktop across sales and service functions 16 The Westpac Group IT & Productivity Update – October 2010

What we will deliver in the next 6 months Strategic themes Scheduled to deliver Customer touch points Digital signatures in Westpac RBB branches New IP telephone system in all Westpac RBB branches Enterprise wide shared services Enterprise middleware services & Customer master file delivering the base technology for credit card consolidation, digital signatures & collections RBB Agile and efficient product systems Installation of new collections case handling system in Westpac Migration of St.George card acquiring and issuing onto upgraded Westpac platform allowing new card products New deposit initiatives including making key deposit products available through advisors and creating a super fund deposit bundle Migration of St.George onto new Westpac high value payments hub New online trade finance capability in St. George using Westpac platform Simplified and robust infrastructure Upgrade of two data centres; migration and decommission of one centre 17 The Westpac Group IT & Productivity Update – October 2010 The Westpac Group IT & Productivity Update Peter Hanlon Group Executive, People and Transformation Westpac Banking Corporation ABN 33 007 457 141

Creating sustainable productivity SIPs creating sustainable productivity gains Productivity program supports the SIPs and creates both immediate and medium term benefits - Underpins delivery of our multi-brand, customer-centric strategy Develops simple and common processes - Makes business easier - Builds an enduring capability for continuous improvement - Creates capacity to reinvest in technology 19 The Westpac Group IT & Productivity Update – October 2010 A multi-faceted productivity drive End to end reengineering of processes across Mortgage origination processes Business banking processes: lending and customer brands acquisition Cross business unit Simplify organisational structures and optimise support functions synergies Centralise common activities while protecting brand uniqueness Sharing our best practice Leverage best practice across five branch brands including – Credit practices across brands – Branch processes – Operations processing 20 The Westpac Group IT & Productivity Update – October 2010

Examples of making business easier Process Customer benefit Financial benefit Mortgage origination 50% improvement in average time to approve 10% reduction in 1st party origination costs Simpler, customer-friendly documents 14% reduction in 3rd party origination costs Branch processes 20% reduction in average Released capacity equal to 5,000 – Process for changing PINs – Account opening customer waiting times hours per week across brands Business lending processes 20% increase in time spent with customers 30% uplift in business lender productivity Time to reach a decision halved Enhanced customer retention Sales force effectiveness Enhanced customer experience 25% uplift in Home Finance Manager productivity Customer complaints Solving systemic issues has reduced complaints by 45% Freed up capacity across branches and call centres Enhanced customer retention 21 The Westpac Group IT & Productivity Update – October 2010 Productivity will be a Westpac core competency Program focused on continuing expense discipline while building a future productivity pipeline Executive accountability for key streams of work – Peter Clare Mortgages – Rob Coombe Branch productivity – George Frazis Business banking – Peter Hanlon Head office & multi-brand Bob McKinnon Technology – Using ‘Six Sigma’ and ‘Lean’ reengineering methodologies to identify broken processes, remove waste and eliminate unnecessary processes - 600 frontline and operations employees in Lean workshops - 150 people in process improvement roles, increasing to 300 22 The Westpac Group IT & Productivity Update – October 2010

Case study - enhancing branch productivity With multiple brands the Group has the opportunity to share best practice and improve key processes Dedicated program has commenced with the following features – Use of ‘Lean’ reengineering methodologies – 12 Branches in pilot stages; 6 Westpac RBB, 4 St.George and 2 BankSA – Identified 250 processes reengineering opportunities to date Examples releasing branch capacity so more time can be spent with customers Account opening checklists – – Cash box checks – Eliminate unnecessary branch reporting – PIN changes for credit and debit cards for Westpac RBB Leveraging the best from each brand Brands are: Westpac, St.George, BankSA, Westpac NZ and Westpac Pacific Banking 23 The Westpac Group IT & Productivity Update – October 2010 What we will deliver in the next 6 months Completion of 20 reengineering projects including – Mortgage product switches – Mortgage document checking and settlement process – SME lending - simplified and faster credit decisioning Local Business Banker model applied across brands – A further 20 projects identified and being scoped Increased sales productivity, including a 15% uplift in applications per mortgage and business banking lender Freed capacity for over 25,000 hours per week across the branch networks 24 The Westpac Group IT & Productivity Update – October 2010

The Westpac Group IT & Productivity Update Phil Coffey Chief Financial Officer Westpac Banking Corporation ABN 33 007 457 141 Accounting principles Program costs and benefits will be reported above the line Investment spending (including all project costs) will have the following profile – Spending is expensed when projects are in their concept and feasibility stages, as are all project management and related costs Capitalisation of eligible spending commences once a project enters the build – stage – Capitalised expenses are expected to remain a deduction from Tier 1 capital Project amortisation - Commences as projects are completed Amortisation period 3 consider longer - usually years but will when convinced assets have an extended life 26 The Westpac Group IT & Productivity Update – October 2010

Financial implications of productivity and SIPs SIPs investment SIPs consolidates much of the Westpac’s project investment with the $2bn, 5 year SIPs program forming part of the Group’s total project investment Total project investment across the Group (including SIPs) will be around $1bn in each of 2011, 2012 and 2013, up from $900m in 2010 and $700m in 2009 Capitalised expenses Represents investment booked to the balance sheet reflecting the long-term nature of the investment. Around half the investment spend is capitalised. Capitalised balances will rise, peaking at around $1.3bn in 2013 Amortisation Amortisation of capitalised expenses increases from 2011 adding over 1 percentage point to expense growth in 2011, and over 2 percentage points to 2013 2014 expense growth in 2012, and Cash earnings Productivity initiatives and benefits from SIPs to offset rise in investment expenses and higher amortisation of capitalised expenses Expenses excluding project spending and amortisation will slow Expense to income ratio Ratio initially flat but expected to head materially lower 27 The Westpac Group IT & Productivity Update – October 2010 Programs designed to minimise impact on expenses Immediate - 2010 Merger synergies continue to flow through Immediate productivity savings Short term - 1 to 2 years Full merger synergies achieved Medium term - 2 to 4 years Higher project expenses from ramping-up of SIPs program Full run-rate of productivity savings, including net benefits of restructuring Benefits of SIPs more fully realised SIPs expenses increase and benefits begin to emerge Little change in overall SIPs expenses Amortisation of SIPs capitalised expenditure to rise 28 The Westpac Group IT & Productivity Update – October 2010

Appendix SIPs - Enterprise wide shared services Program Delivery Benefits What When What Enterprise middleware services A new middleware technology to simplify system-to- system linkages across the Group From FY11 Significant reduction in system linkages reduces cost by: Accelerating development time Reducing development errors Customer master file New technology to aggregate customer data from more than 50 systems across multiple brands From FY11 Provides a single source of customer information across brands increasing cross-sell capability Reduce system complexity and marketing costs Enhance risk and credit analysis Customer information management Integrated customer information management and approach From FY13 Aggregates business data from multiple systems Improves financial and regulatory reporting and enhanced data supporting balance sheet management The Westpac Group IT & Productivity Update – October 2010 30

SIPs - Agile and efficient product systems

Program	Delivery		Benefits
	What	When	What
Credit card consolidation	A single, multi-brand card processing platform across customers and merchants utilising Westpac platform	From FY 11	▪ Improves cost by decommissioning St.George platform and leveraging economies of scale ▪ Delivers a broader product range ▪ Increases speed to market for new and innovative product features
Wealth management	Initiatives across the wealth management value chain ▪ One Advisor workbench for BT Advice ▪ Market-leading equities capability on BT Wrap and Asgard eWrap	From FY 11	▪ Greater efficiency/ productivity/ compliance through re-engineering ▪ Stronger service proposition drives advisor capability and customer retention ▪ Stronger revenue growth from improved customer offers
Secured lending	Integrated secured lending system for origination an servicing across all brands ▪ Mortgage focus ▪ Process re-engineering	From FY 13	▪ Enhanced customer experience via a simplified process and faster response times ▪ Reduced operating costs through: – Increased scale of multi-brand platform – Common servicing and support

The Westpac Group IT & Productivity Update – October 2010 31

THE Westpac GROUP

SIPs - Agile and efficient product systems (continued)

Program	Delivery		Benefits
	What	When	What
Deposit growth	Initiatives to enhance deposit growth and retention initially including ▪ Nine new segment-based deposit products ▪ Deposit capability for advisors ▪ Self-managed super fund ▪ More sophisticated pricing capability	From FY 11	▪ Increase deposit volumes and stronger customer retention
Collections system	New integrated collections case handling system across brands	From FY 11	▪ Reducing arrears rates on credit cards from – Identifying potential problems earlier – Productivity from less manual processes – Having a total view of a customer's business
Payments transformation	A consolidated global payments solution for Westpac and St.George Migration of St.George onto next generation upgrade of Westpac platform for all payments	From FY 11	▪ Improve efficiency and reliability through a simplified and lower cost platform ▪ Ability to develop new and innovative products
Platform migration	Migrate Westpac deposit products to upgraded Hogan platform	From FY 14	▪ Real time banking into Westpac ▪ Decommission of 19 systems ▪ Leveraging existing process and training and faster time to market for product development

The Westpac Group IT & Productivity Update – October 2010 32

THE Westpac GROUP

SIPs - Simplified and robust infrastructure Program Delivery Benefits What When What Data centres Complete data centre strategy across Westpac and St.George Upgraded infrastructure Consolidate data centres from 9 to 2 (1 new, 1 upgraded, 8 decommissioned) From FY11 Greater stability, efficiency, resilience, robustness of infrastructure Improved costs from – Reducing centres from 9 to 2 – Common processes across brands – Reduced carbon Perimeter security New system perimeter security to enhance the protection of our technology environment From FY12 New levels of security to best protect our customers, employees and business partners Reduced operational risk Enhanced security and resilience Testing and Enhanced testing and release management for release management new software and hardware The Westpac Group IT & Productivity Update – October 2010 33 Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (“Westpac”) and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Disclosure regarding forward-looking statements This presentation contains statements that constitute ‘future matters’ within the meaning of Section 728(2) of the Corporations Act 2001 and/or ‘forward- looking statements’ within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition. We use words such as ‘will’, ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are in many instances beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Principal risks and uncertainties’ in Westpac’s 2010 Interim Financial Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. 34 The Westpac Group IT & Productivity Update – October 2010